UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

2929 Allen Parkway, Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On March 31, 2010, Baker Hughes Incorporated (“Baker Hughes”) held a special meeting of stockholders in order to approve its pending merger with BJ Services Company (“BJ Services”) pursuant to the terms and conditions of the Agreement and Plan of Merger, by and among Baker Hughes, BJ Services and BSA Acquisition LLC, dated as of August 30, 2009 (the “Merger Agreement”) as well as amendments to two Baker Hughes Long-Term Incentive Plans. The meeting was held in order to vote upon the following three matters:
     (i) a proposal to approve the issuance of shares of Baker Hughes common stock pursuant to the Merger Agreement;
     (ii) a proposal to approve the amendment to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan; and
     (iii) a proposal to approve the amendment to the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan.
     Baker Hughes stockholders approved all three matters. The following is a summary of the voting results for each matter presented to the stockholders:
     Issuance of Baker Hughes Common Stock

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
247,792,130	1,020,588	157,470	0
     Amendment to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
208,057,489	40,457,978	454,721	0
     Amendment to the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
229,917,990	18,720,160	332,038	0
Item 8.01 Other Events.
     On March 31, 2010, Baker Hughes and BJ Services issued a joint news release announcing results of their respective special meetings of stockholders. The closing of the merger is subject to governmental regulatory and judicial approval and other closing conditions, which Baker Hughes currently expects will occur in early April 2010. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
          99.1 – Joint News Release of Baker Hughes Incorporated and BJ Services Company dated March 31, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: March 31, 2010	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Joint News Release of Baker Hughes Incorporated and BJ Services Company dated March 31, 2010.